SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K



              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (date of earliest event reported): MAY 30, 1997




                                IVAX CORPORATION

                  4400 BISCAYNE BOULEVARD, MIAMI, FLORIDA 33137

                                  305-575-6000



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
     Incorporated under the laws of the           Commission File Number             I.R.S. Employer Identification Number

              STATE OF FLORIDA                            1-09623                                 16-1003559

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ITEM 5.  OTHER EVENTS.

         On May 30, 1997, IVAX Corporation ("IVAX") entered into a Stock Purchase Agreement (the "Agreement") to sell the shares of its subsidiary, McGaw, Inc. ("McGaw") to B. Braun of America, Inc. ("B. Braun"), a subsidiary of
B. Braun Melsungen AG. The parties will make an election under the Internal Revenue Code to treat the transaction as a sale of assets for federal income tax purposes.

         McGaw manufactures and markets a broad line of basic and specialty intravenous solutions, irrigation solutions, intravenous administration sets, infusion pumps, and other infusion supplies and equipment, primarily to hospitals and alternate site healthcare locations in the United States and, through independent distributors, in various foreign markets. Its operations accounted for 30%, 27% and 30% of IVAX' consolidated net revenues and 32%, 25% and 29% of IVAX' consolidated gross profits for the years ended December 31, 1996, 1995 and 1994, respectively.

         In consideration for the sale, B. Braun will pay (1) $320 million in cash at closing, subject to certain adjustments based on the balance sheet of McGaw as of the effective date of the closing, (2) up to $80 million contingent upon the combined operating results of McGaw and B. Braun Medical Inc., a subsidiary of B. Braun, and (3) royalties and other payments based on McGaw's and B. Braun's commercialization of McGaw's Duplex(TM) drug delivery system. The Duplex(TM) system, presently under development, is a multi-compartment intravenous drug delivery system designed for intravenous drugs which have limited stability after mixing.

         Consummation of the transaction is subject to, among other things, the termination of the waiting period required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

         IVAX intends to use the proceeds from the consideration received at closing to pay-off the outstanding balance of its revolving line of credit.

         The foregoing description of the Agreement is qualified in its entirety by the full text of the Agreement, a copy of which is included as Exhibit 2.1 to this Current Report on Form 8-K. The transaction is expected to be consummated in June 1997. No assurance can be given, however, that the transaction will be consummated or, if consummated, that it will be on the same terms described above and in the Agreement.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits.

                  2.1 Stock Purchase Agreement, dated May 30, 1997, between IVAX Corporation and B. Braun of America, Inc.*

                  99.1 Press Release of IVAX Corporation relating to the proposed sale of McGaw.


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*        IVAX agrees to furnish a copy of the schedules to this Agreement supplementally to the Securities and Exchange Commission upon request.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               IVAX CORPORATION



                                               /s/ ARMANDO A. TABERNILLA
                                               --------------------------------
                                               Armando A. Tabernilla
                                               Vice President -- Legal Affairs
                                               and General Counsel

Date:  June 4, 1997


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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                       DESCRIPTION
-------                      -----------

  2.1 Stock Purchase Agreement, dated May 30, 1997, between IVAX Corporation and B. Braun of America, Inc.

 99.1 Press Release of IVAX Corporation relating to the proposed sale of McGaw.